SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K


                Current Report Pursuant to Section 13 or 15(d) of
                       The Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): July 26, 2001
                                  -------------


                                  eGames, Inc.
                                  ------------
             (Exact name of registrant as specified in its charter)


       Pennsylvania                    0-27102                  23-2694937
       ------------                    -------                  ----------
(State or other jurisdiction    (Commission File Number)      (IRS Employer
 of incorporation)                                          Identification No.)




2000 Cabot Blvd. West, Suite 110, Langhorne, PA                    19047-1833
-----------------------------------------------                    ----------
(Address of principal executive offices)                           (Zip Code)



       Registrant's telephone number, including area code: (215) 750-6606


                    -----------------------------------------
          (Former name or former address, if changed since last report)

Item 5.  Other Events.

         On July 26, 2001, eGames, Inc. (the "Company") issued a press release announcing the Company's preliminary unaudited results for the fiscal fourth quarter and fiscal year ended June 30, 2001, as described in the press release attached as Exhibit 99.1 and incorporated herein by reference.

Item 7.  Financial Statements, Pro Forma Financial Information and Exhibits.

         a.       None.

         b.       None.

         c.       Exhibits.

                  99.1     Press release dated July 26, 2001.


                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                          eGames, Inc.


                                          By: /s/ Gerald W. Klein
                                              ------------------------------
                                              Gerald W. Klein, President and
                                              Chief Executive Officer


Dated: July 26, 2001

                                                                 EXHIBIT 99.1
At eGames, Inc.
---------------
Jerry Klein, President & CEO
(215) 750-6606 (Ext. 118)
Tom Murphy, Vice President & CFO
(215) 750-6606 (Ext. 113)


For Immediate Release

                                eGAMES ANNOUNCES
            PRELIMINARY UNAUDITED FISCAL 2001 FOURTH QUARTER RESULTS
                            AND BANK FINANCING STATUS

Langhorne, PA - July 26, 2001 - eGames, Inc. (OTC BB: EGAM), a leading publisher and developer of Family Friendly(TM), value-priced computer software games, today announced preliminary unaudited financial results for the fiscal fourth quarter and fiscal year ended June 30, 2001 and a change in its bank financing status.


Preliminary Unaudited Fiscal 2001 Fourth Quarter and Year-End Results:
----------------------------------------------------------------------

For the fiscal fourth quarter ended June 30, 2001, the Company expects to report net sales of approximately $100,000, compared to $2.5 million for the same quarter a year earlier. This $2.4 million decrease in net sales resulted primarily from poorer than expected sell-through results of the Company's products in the food and drug retail channels that were reported to the Company during the current quarter, which required the Company to increase its provision for sales returns.

For the fiscal year ended June 30, 2001, the Company expects to report net sales of approximately $9.0 million, compared to $10.8 million for the year ended June 30, 2000. This $1.8 million decrease in net sales resulted primarily from decreased sales into the traditional consumer software retail channel caused in part by the general softening of consumer demand for new PCs and related software, in addition to the poorer than expected sell-through results of the Company's products in the food and drug retail channels that were reported to the Company during the current period.

Net sales amounts for current and prior periods reflect the reclassification of consumer and retailer rebates addressed in a recent accounting pronouncement and the reclassification of the net sales for the eGames Europe Limited operation due to the sale of this wholly-owned subsidiary during the fourth quarter of fiscal 2001.

The Company expects to record a net loss in the range of approximately ($2.7 million) to ($3.2 million), or ($0.27) to ($0.32) per diluted share in the fiscal 2001 fourth quarter, compared to a net loss of ($128,000), or ($0.01) per diluted share for the same period a year ago. For the fiscal year ended June 30, 2001, the Company expects to record a net loss in the range of approximately ($3.7 million) to ($4.2 million), or ($0.37) to ($0.42) per diluted share, compared to net income of $253,000, or $0.03 per diluted share for the same period a year ago.

According to Jerry Klein, President and CEO of eGames, "The loss for our fiscal fourth quarter was the result of various factors. First, we experienced poorer than expected sell-through results in the food and drug retail channels causing us to increase our provision for sales returns and to accrue the additional costs relating to the rework and disposition of these anticipated returns. Second, overall retail sales during the fiscal fourth quarter continued to be slower in the traditional consumer software retail channel, in part brought on by a general softening in demand for new PCs and related software. As a result, certain customer orders that had been previously anticipated for this period never materialized. Third, the Company determined that certain inventory component values had been impaired and accordingly recognized the costs to scrap these goods during the current quarter. Fourth, the Company determined that it needed to provide increased provisions for bad debt against certain customer receivables due to the Company's evaluation of the ability of those customers to make any further payments."

Change in Bank Financing Status:
--------------------------------

The Company has been notified by its commercial lender, Fleet Bank, that since the Company is in default of the financial covenants under its $2,000,000 credit facility as of June 30, 2001, and due to the material adverse change in the Company's financial condition, the bank has determined that it will no longer continue to fund the Company's credit facility. Fleet Bank is currently evaluating its options based on an ongoing analysis of its collateral position, management's restructuring and cost reduction plans, and the results of an independent business assessment of the Company and its business plan.

"We are currently evaluating all of the options available to us in these difficult market conditions, including seeking financing alternatives to fund our immediate liquidity needs," said Mr. Klein. "We believe that our engagement of Beesley Associates, Inc., a qualified independent business assessment firm with expertise in turnaround management, is a prudent step in determining the best course of action under the circumstances. Once we have had an opportunity to analyze Beesley Associates' findings, we will be in a better position to determine our current and future financing needs and opportunities and implement a course of action for the Company."

About the Company:
------------------

eGames, Inc., headquartered in Langhorne, PA, develops, publishes and markets a diversified line of personal computer software primarily for consumer entertainment and personal productivity. The Company promotes the eGames(TM), Game Master Series(TM), Multi-Pack and Galaxy of Home Office Help(TM) brand names in order to generate customer loyalty, encourage repeat purchases and differentiate the eGames Software products to retailers and consumers.
eGames - Where the "e" is for Everybody! Additional information regarding eGames, Inc. can be found on the Company's Web site at www.egames.com.

This press release contains certain forward-looking statements, including without limitation, statements regarding the Company's preliminary unaudited financial results for the fourth fiscal quarter and year ended June 30, 2001, its commercial lender's future actions, the recommendations of the business assessment firm engaged by the Company, the implementation of a course of action for the Company, and the Company's evaluation of its financing options as a result of the notification from the Company's commercial lender, that the bank would not continue to fund the Company's $2 million credit facility. The actual results achieved by eGames and the factors that could cause actual results to differ materially from those indicated by the forward-looking statements are in many ways beyond eGames' control. eGames cautions readers that the following important factors, among others, could cause the Company's actual results to differ materially from those expressed in this press release: the completion of the audit of the Company's financial statements and the existence of any material adverse changes that could cause the financial results to change; the ability of the Company to successfully implement the recommendations of the independent business assessment firm and realize a successful turnaround; and market conditions in the interactive entertainment industry in general, including the allocation of adequate shelf space for eGames' products in major chain retail stores; successful sell-through results for eGames' products at retail stores; downward pricing pressure; fluctuating costs of developing, producing and marketing the Company's products; the Company's ability to license or develop quality content for its products; the timeliness and success of developing and selling products; the acceptance by the market of the eGames products; consumers' continuing demand for value-priced software; competition; the ability to create successful strategic partnerships and implement its Internet strategy; and various other factors described in eGames' reports, including Form 10-KSB for the year ended June 30, 2000 and Form 10-QSB for the quarter and nine months ended March 31, 2001, filed by eGames with the Securities and Exchange Commission.

                                       ###